September 8, 2014

Dycom Industries, Inc.
Dycom Investments, Inc.
11770 U.S. Highway 1, Suite 101
Palm Beach Gardens, Florida  33408

Re:	Dycom Industries, Inc. and Dycom Investments, Inc. Automatic Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel in the State of Illinois to Professional Teleconcepts, Inc., an Illinois corporation (the “Illinois Guarantor”) in connection with the preparation and filing by Dycom Industries, Inc., a Florida corporation (the “Company”), Dycom Investments, Inc., a Delaware corporation (“Investments”), and certain other subsidiaries of the Company (collectively, the “Subsidiaries,” and, together with the Company, Investments and the Illinois Guarantor, the “Registrants”), on the date hereof of a registration statement on Form S-3 ASR (automatic shelf registration, the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and offering, from time to time, of, among other securities and instruments, (1) debt securities of the Company (the “Company Debt Securities”), (2) debt securities of Investments (the “Investments Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) and (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor”) and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which the Illinois Guarantor will be Guarantor (the “Subsidiary Guarantees”).

Each of the Guarantors will jointly and severally guarantee, on a senior basis, the due and punctual payment of all amounts payable under senior Debt Securities, including principal, premium, if any, and interest.  Each of the Guarantors will pursuant to the Guarantees jointly and severally guarantee, on a basis subordinated to the prior payment in full of all senior indebtedness of each such Guarantor, the due and punctual payment of all amounts payable under the subordinated Debt Securities, including principal, premium, if any, and interest. The obligations of each of the Guarantors under the Guarantees will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. There is no assurance that this limitation will protect the Guarantees from fraudulent conveyance or fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the Guarantees would suffice, if necessary, to pay the Debt Securities in full when due.

Pursuant to the prospectus forming a part of the Shelf Registration Statement (the “Prospectus”), the Company and Investments propose to register the Debt Securities under the Securities Act as set forth in the Registration Statement and to be issued pursuant to one or more Indentures (the “Indentures”) among the Company or Investments, respectively, the Guarantors, if any, and the trustees parties thereto, forms of which were filed with the Commission as exhibits to the Registrants’ registration statement on Form S-3/A on June 23, 2011 and are incorporated by reference as exhibits to the Shelf Registration Statement.

Dycom Industries, Inc.
September 8, 2014

For purposes of giving the opinion hereinafter set forth, we have examined:

1.
An authenticated copy of the Illinois Guarantor’s Articles of Incorporation, as filed with the Office of the Secretary of State of the State of Illinois (the “Secretary of State”) on September 30, 1991, as subsequently corrected on January 31, 1997;

2.
An authenticated copy of the Illinois Guarantor’s Articles of Merger, as filed with the Secretary of State, on December 31, 2007, with the Illinois Guarantor being the surviving party governed by the laws of the State of Illinois;

3.	The Illinois Guarantor’s By-laws, dated January 1, 2005, as in effect on the date hereof;

4.	Resolutions of the Board of Directors by Unanimous Written Consent In Lieu of Meeting of Professional Teleconcepts, Inc., an Illinois corporation, effective as of May 21, 2014:

a.
empowering, authorizing, and directing designated officers in the name and on behalf of the Illinois Guarantor to prepare, execute and file, or cause to be filed, as exhibits to the Registration Statement, forms of all agreements and instruments necessary to provide for the issuance, offer, and sale of the Guarantee by the Illinois Guarantor (“Illinois Guarantee”) or to create or establish the terms of any such Illinois Guarantee and the rights of the holders thereof;

b.	approving the filing of the Registration Statement and amendments thereto in respect of the Illinois Guarantor;
c.	authorizing and directing the execution of a power of attorney with full power of substitution to sign any and all amendments to the Registration Statement;
d.	appointing Richard B. Vilsoet as agent for service of process of the Illinois Guarantor;
e.
authorizing and directing designated officers to execute and cause to be filed documents necessary or appropriate to obtain approval from the Financial Industry Regulatory Authority, Inc. or any other regulatory authority having jurisdiction in connection with the Shelf Registration and the Illinois Guarantor;

f.	authorizing designated officers to take necessary or advisable action to comply with applicable state laws related to the Registration Statement; and
g.
empowering, authorizing and directing designated officers on behalf of the Illinois Guarantor to take and all actions and to pay all fees and expenses necessary, advisable, or appropriate to consummate any and all transactions contemplated by the Illinois Guarantee.

5.	An authenticated Certificate of Good Standing from the Secretary of State for the Illinois Guarantor, dated September 8, 2014; and

6.	The form of the Registration Statement dated September 8, 2014.

The documents referred to in (1) through (4) above are collectively referred to with respect to the Illinois Guarantor as the “Organizational Documents.”

For purposes of this opinion we have not reviewed any documents other than the documents listed in (1) through (6) above.  In particular, we have not conducted any independent investigation beyond our review of the documents listed in (1) through (6) above, and we have not reviewed any document (other than the documents listed in (1) through (6) above) that is referred to or incorporated by reference into the documents reviewed by us.  Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents and certificates examined by us. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies.

Dycom Industries, Inc.
September 8, 2014

The laws upon which our opinions are based are limited to the laws of the State of Illinois (hereinafter referred to as the “Laws”).

Based on the foregoing, and having regard for legal considerations that we deem relevant, we are of the following opinions:

1.	The Illinois Guarantor is an entity validly existing and in good standing under the laws of the State of Illinois, which is the state of the Illinois Guarantor’s organization; and

2.
Under the Illinois Guarantor’s Articles of Incorporation and its Bylaws, the Illinois Guarantor has the corporate power and legal capacity to act as a Guarantor of the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Subsidiary Guarantees.

3.
The Subsidiary Guarantees, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by the Illinois Guarantor.

We have not been asked to, and do not, render any opinion with respect to any matters except as expressly set forth above.  The opinions expressed herein are limited to matters governed by the laws of the State of Illinois.  To the extent any documents are or may be governed by the laws of any state or sovereign other than Illinois, including the United States of America, we offer no opinion.  We express no opinion as to the accuracy, correctness, or completeness of any statement in the Registration Statement.

This opinion speaks only as of the date hereof and as of the earlier dates expressly addressed above.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein, whether or not brought to our attention.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.  Subject to the foregoing, this opinion letter is provided to you and may be relied upon by Shearman & Sterling LLP, New York, New York, as your legal counsel, and is for your benefit and for reliance of Shearman & Sterling LLP only in connection with the transaction referenced in the first paragraph.  This opinion letter may not be used or relied on for any other purpose without our prior written consent.

Sincerely yours,
/s/ Kopecky Schumacher Bleakley Rosenburg PC

By: Elizabeth A. Bleakley, Principal